EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Xilio Therapeutics, Inc. (the “Company”) for the three months ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, René Russo, President and Chief Executive Officer of the Company, and Kevin Brennan, Senior Vice President, Finance and Accounting, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ René Russo	/s/ Kevin Brennan
Name: René Russo	Name: Kevin Brennan
Title: President and Chief Executive Officer	Title: Senior Vice President, Finance and Accounting
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

Date: November 9, 2023	Date: November 9, 2023